Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Performance Plus Municipal Fund, Inc.
33-30997, 811-05809

The annual meeting of shareholders was held on July
28, 2009. At this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.
The meeting was subsequently adjourned to September
1, 2009, October 13, 2009 and additionally adjourned to November 24, 2009.

Voting results are as follows:

 Common and MuniPreferred shares voting
 together as a class
  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
           31,433,513
                    6,796
   Against
             2,478,919
                    1,559
   Abstain
             1,145,311
                         76
   Broker Non-Votes
             9,426,679
                    2,217
      Total
           44,484,422
                  10,648



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           31,582,135
                    6,806
   Against
             2,348,702
                    1,545
   Abstain
             1,126,906
                         80
   Broker Non-Votes
             9,426,679
                    2,217
      Total
           44,484,422
                  10,648



To approve the elimination of the fundamental policy relating to investing in other investment companies.


   For
           30,959,042
                    6,932
   Against
             2,910,753
                    1,419
   Abstain
             1,187,948
                         80
   Broker Non-Votes
             9,426,679
                    2,217
      Total
           44,484,422
                  10,648



To approve the elimination of the fundamental policy relating to derivatives and short sales.


   For
           30,884,377
                    6,787
   Against
             2,987,051
                    1,549
   Abstain
             1,186,315
                         95
   Broker Non-Votes
             9,426,679
                    2,217
      Total
           44,484,422
                  10,648



To approve the elimination of the fundamental policy relating to commodities.


   For
           30,507,444
                    6,809
   Against
             3,326,433
                    1,542
   Abstain
             1,223,866
                         80
   Broker Non-Votes
             9,426,679
                    2,217
      Total
           44,484,422
                  10,648



To approve the new fundamental policy
relating to commodities.


   For
           30,491,998
                    6,732
   Against
             3,317,878
                    1,550
   Abstain
             1,247,867
                       149
   Broker Non-Votes
             9,426,679
                    2,217
      Total
           44,484,422
                  10,648



Proxy materials are herein incorporated by reference to the SEC filing on June 18, 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-014937.